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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


                            Dated:  December 12, 1995




                       LOUISVILLE GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)



               Kentucky               2-26720          61  -  0264150
           (State or other          (Commission       (I.R.S. Employer
            jurisdiction of        File Number)      Identification No.)
            incorporation)




        220 West Main Street (P.O. Box 32010) Louisville, Kentucky  40232
                    (Address of principal executive offices)



                                 (502) 627-2000
                         (Registrant's telephone number)
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Item 5.  Other Events.

Reference is made to Note 11 of the Notes to Financial Statements under
Item 8 of the Company's 1994 Form 10-K, and Part II, Item 1, Legal Proceedings, of the Company's Form 10-Q for the quarter ended
September 30, 1995, regarding proceedings before the Kentucky Public Service Commission ("PSC") to determine the proper ratemaking treatment to exclude 25% of the Trimble County electric generating facility from customer rates for the period May 1988 through December 1990. On December 1, 1995, the Company and intervening parties including various consumer interest groups and government agencies filed a unanimous settlement agreement with the PSC that would provide benefits totaling approximately $28.3 million to current electric customers and consumer interest groups as a final settlement of the rate treatment for the Company's Trimble County power plant.

On December 8, 1995, the PSC approved the settlement agreement as filed. The Company plans to record the settlement as a reduction of revenues in the fourth quarter of 1995 to recognize the terms of the agreement. This agreement will end the dispute that has been pending before the PSC and Kentucky's courts for over fifteen years.

Item 7(c).  Exhibits Filed.

Exhibit
Number                 Description

99.01 News Release dated December 8, 1995, announcing the PSC's approval of the Trimble County power plant settlement agreement.



                              SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 LOUISVILLE GAS AND ELECTRIC COMPANY
                                 Registrant





Date:  December 12, 1995         M. L. Fowler
                                 M. L. Fowler
                                 Vice President and Controller
                                 (On behalf of the registrant in his
                                 capacity as Principal Accounting
                                 Officer)